Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/13/2022 02:20 PM
Original ID: 2018-000798744
Amendment ID: 2022-003707512

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

CW Petroleum Corp

2. Article number(s) 6 is amended as follows:
See checklist below for article number information.

Number of Common Shares: 300,000,000 Common Par Value of: $0.0001
Number of Preferred Shares: 1,000,000 Preferred Par Value of: $0.0001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 06/06/2022
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 06/07/2022
(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Christopher Williams Contact Person: Brian Higley

Title: CEO Daytime Phone Number: (801) 634-1984

Email: brian@businesslegaladvisor.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [X] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [X] **Processing time is up to 15 business days** following the date of receipt in our office.
- [X] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [X] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [X] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Wyoming Business Corporation Act (the "Act"), the shareholders and board of directors of CW Petroleum Corp, a Wyoming corporation (the "Corporation"), hereby present these Articles of Amendment to its Articles of Incorporation, pursuant to Wyo. Stat. 17-16-1006, on behalf of the Corporation. The Corporation's Articles of Incorporation, as amended, were filed with the Wyoming Secretary of State on April 15, 2018 (the "Articles of Incorporation") and amended on April 30, 2018, and the Corporation has been assigned filing number 2018-000798744.

1. The name of the Corporation: CW Petroleum Corp.
2. Article 6 of the Articles of Incorporation is hereby amended to increase the number of authorized Common Shares, par value $0.0001, from 99,000,000 to 300,000,000.
3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.
4. The date of the amendment's adoption: June 6, 2022.
5. The amendment was duly approved by at least a majority of the shareholders and all of the board of directors of the Corporation in the manner required by the Act and by the Corporation's Articles of Incorporation.

DATED: June 7, 2022

By: ______________________________
Christopher Williams
CEO